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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

The Spectranetics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Spectranetics Corporation

96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 22, 2004

      The Annual Meeting of the Shareholders of THE SPECTRANETICS CORPORATION will be held at the Antlers Adam’s Mark Hotel, Colorado Springs, Colorado on June 22, 2004, at 10:00 a.m. (MDT) for the following purposes:

1.	To elect three members of the Board of Directors to serve a three-year term until the 2007 Annual Meeting of Shareholders, or until their successors are elected and have been duly qualified.

2.	To ratify the appointment of KPMG as independent auditors for the current fiscal year.

3.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of authorized shares of common stock from 850,000 to 1,350,000

      Only shareholders of record as of the close of business on April 23, 2004, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      Shareholders are requested to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope we have provided as soon as possible. Submitting your proxy with the proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John G. Schulte
President and Chief Executive Officer

Colorado Springs, Colorado

April 29, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
RECORD DATE AND VOTING OF SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
BUSINESS EXPERIENCE OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
GRANTS OF STOCK OPTIONS
STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
AUDIT COMMITTEE REPORT(1)
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)
COMPENSATION COMMITTEE REPORT(1)
STOCK PRICE PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Proposal No. 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN (“ESPP”) (Proposal No. 3)
NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
2003 ANNUAL REPORT TO SHAREHOLDERS
FORM 10-K FOR THE 2003 FISCAL YEAR
OTHER MATTERS
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

The Spectranetics Corporation

96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 2004

PROXY STATEMENT

SOLICITATION OF PROXIES

      This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the “Company” or “SPNC”) for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Antlers Adam’s Mark Hotel, 4 S. Cascade Avenue, Colorado Springs, Colorado on June 22, 2004, at 10:00 a.m. (MDT) and at any adjournments or postponements thereof. This Proxy Statement and Proxy are being mailed to shareholders on or about May 10, 2004.

      The cost of soliciting Proxies is being borne by the Company. The Company’s officers, directors and other regular employees, without additional compensation, may solicit Proxies by telephone or by oral communication or by other appropriate means. The Company does not currently anticipate hiring a firm to solicit Proxies. The Company will pay all costs related to the preparation of the Proxy Statement, including legal fees, printer costs and mailing costs.

      If the enclosed Proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in a properly executed Proxy received by the Company, then the Proxy shall be voted FOR (i) the election of the three (3) nominees to the Board of Directors listed herein; (ii) ratification of the appointment of KPMG LLP as the Company’s independent auditors; and (iii) approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 850,000 shares to 1,350,000 shares. If you own shares of common stock through a broker, bank or nominee that holds the shares for your account in “street name”, you should follow the instructions provided by your broker, bank or nominee to vote your shares.

      A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another Proxy bearing a later date, or by attending the Meeting and voting in person.

RECORD DATE AND VOTING OF SECURITIES

      Only holders of record of the Company’s $.001 par value common stock (“Common Stock”) outstanding as of the close of business on April 23, 2004, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournments or postponements thereof. As of April 23, 2004 there were 24,942,541 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Meeting, and there is no cumulative voting.

      In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by Proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      Each matter is tabulated separately. Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the candidates receiving the plurality of votes.

Adoption of the other proposals requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders (thereby effectively counting as votes against such proposals), whereas broker non-votes are not counted for any purpose in determining whether a proposal has been approved.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of March 31, 2004, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock (of which the Company believes there are none); (ii) each of SPNC’s directors; (iii) the Named Executive Officers (as defined on page 10 hereof); and (iv) all of the current executive officers and directors of SPNC as a group. Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Percentage of Outstanding Shares” is based on 24,793,063 shares of Common Stock outstanding on March 31, 2004.

			Total Shares	Percentage of
	Shares	Right to	Beneficially	Outstanding
Name and Address(1)	Owned(2)	Acquire(3)	Owned	Shares

Directors, Named Executive Officers and 5% Shareholders:
David G. Blackburn(4)	—	—	—	*
Cornelius C. Bond, Jr.	117,684	213,846	331,530	1.2%
R. John Fletcher	1,000	50,000	51,000	*
Emile J. Geisenheimer(5)	45,864	335,000	380,864	1.5%
Martin T. Hart	73,800	15,000	88,800	*
Joseph M. Ruggio, M.D.	5,500	198,846	204,346	*
John G. Schulte	31,409	227,499	258,908	*
Guy A. Childs	8,530	105,167	113,697	*
Lawrence E. Martel, Jr.	85,052	247,013	332,065	1.2%
Christopher Reiser, Ph.D.	151,629	175,338	326,967	1.3%
Bruce E. Ross	83,150	283,255	366,405	1.5%
All current executive officers and directors as a group (12 persons)	639,618	1,947,170	2,586,788	9.7%

(1)	The address of each of the directors and the Named Executive Officers listed is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

(2)	Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.

(3)	Shares that can be acquired through stock options exercisable through May 30, 2004.

(4)	Mr. Blackburn was appointed to the Board of Directors on December 8, 2003 to fill the vacancy created by Joseph A. Largey’s resignation in June 2002.

(5)	Includes 2,500 shares held in a custodial account for Mr. Geisenheimer’s son, of which Mr. Geisenheimer’s spouse has sole voting and dispositive power. Mr. Geisenheimer disclaims beneficial ownership of these shares.

BOARD OF DIRECTORS

      The following table lists the members of the Board of Directors of SPNC, their ages as of March 31, 2004, their positions with the Company, the year first elected as a director, and the expiration of their current term.

			Director	Term
Name	Age	Positions with the Company	Since	Expires

David G. Blackburn(1)	65	Director	2003	2006
Cornelius C. Bond, Jr.(2)	70	Director	1994	2004
R. John Fletcher	58	Director	2002	2006
Emile J. Geisenheimer	56	Chairman of the Board of Directors	1990	2005
Martin T. Hart(2)	67	Director	2002	2004
Joseph M. Ruggio, M.D.(2)	49	Director	1997	2004
John G. Schulte	55	President and Chief Executive Officer, Director	1996	2005

(1)	Mr. Blackburn was appointed to the Board of Directors on December 8, 2003 to fill the vacancy created by Joseph A. Largey’s resignation in June 2002.

(2)	Nominated for re-election to the Board for a three-year term.

      The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting for the year in which his term expires until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

CORPORATE GOVERNANCE

      The Board believes that good corporate governance is paramount to ensure that Spectranetics is managed for the long-term benefit of its shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve the Company’s corporate governance policies and practices.

Code of Business Conduct and Ethics

      The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of Nasdaq. The Code of Ethics will be posted on our website at www.spectranetics.com no later than June 22, 2004. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. We intend to disclose future amend-

ments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of Nasdaq, at the same location on our website.

Director Independence

      Our Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by Nasdaq. In April 2004 the Board determined that all of its directors are independent under these standards, except for (i) Mr. Schulte, who serves as President and Chief Executive Officer and (ii) Mr. Geisenheimer, who has received compensation from the Company as a consultant in one or more of the past three years in excess of $60,000. Effective March 31, 2004, Mr. Geisenheimer’s consulting agreement will be discontinued.

Shareholder Communications with the Board

      The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board, any Board committee or any individual Board member. Communications will be directed to our Corporate Secretary, who will be primarily responsible for monitoring communications from shareholders and providing copies of such communications to the directors. Communications should include the name, mailing address and telephone number of the shareholder sending the communication, the number of shares of Company common stock owned by the shareholder and, if the shareholder is not the record owner of the stock, the name of the record owner. The Corporate Secretary will forward all communications which are not more suitably directed to management to the Board, committee or individual director(s), as appropriate. The Corporate Secretary will log all communications not forwarded to the Board, committee or individuals and will make such log available to the Board. Shareholders who wish to communicate with the Board can write to Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907.

Board Committees and Meetings

      The Board held five meetings during the fiscal year ended December 31, 2003 (the “2003 Fiscal Year”). No director attended fewer than 75% of the Board meetings or meetings of any committee on which he served. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during the 2003 Fiscal Year. We typically schedule a Board meeting in conjunction with our annual meeting of shareholders and expect that all of our directors will attend the Annual Meeting, absent a valid reason. All individuals then serving as directors attended our 2003 Annual Meeting of Shareholders.

      The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.

      Audit Committee. The Audit Committee currently consists of three directors, Mr. Hart, who serves as Chairman, and Messrs. Blackburn and Fletcher, all of whom are “independent” under the current Nasdaq listing standards and SEC rules regarding audit committee membership. Concurrently with Mr. Schulte’s appointment as President and Chief Executive Officer in January 2003, Mr. Hart was appointed Chairman of the Audit Committee. In April 2004, Mr. Blackburn was appointed to the Audit Committee and Mr. Bond resigned from the Audit Committee.

      Pursuant to Section 407 of the Sarbanes Oxley Act, the SEC has adopted rules requiring the Company to disclose whether the Company’s Audit Committee has at least one “audit committee financial expert,” as that term is defined in the SEC’s rules and regulations. The Board has determined that Mr. Hart qualifies as an audit committee financial expert.

      The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) our accounting and financial reporting process and the audit of our financial statements; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. The Audit Committee has recently established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures may be found on our website at www.spectranetics.com.

      The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004 and is recommending that Spectranetics shareholders ratify this appointment at the Annual Meeting. The report of the Audit Committee for the 2003 Fiscal Year is found on page 13 of this proxy statement.

      The Audit Committee held four meetings during the 2003 Fiscal Year. The Board has adopted a written Audit Committee charter. The charter is available on our website at www.spectranetics.com, and is attached to this proxy statement as Appendix A.

      Compensation Committee. The Compensation Committee currently consists of three directors, Mr. Fletcher, who serves as Chairman, and Messrs. Bond and Ruggio, all of whom are “independent” under the current Nasdaq listing standards. The Compensation Committee determines Spectranetics’ compensation policies and the compensation to be provided to executive officers, including, among other things, annual salaries and bonuses, stock options, other stock-based awards and other incentive compensation arrangements, and assists the Board in determining the compensation payable to members of the Board.

      The Compensation Committee held three meetings during the 2003 Fiscal Year. The report of the Compensation Committee for the 2003 Fiscal Year is found on page 15 of this proxy statement.

      Nominating Committee. The Nominating currently consists of four directors, Mr. Fletcher, who serves as Chairman, and Messrs. Blackburn, Hart and Ruggio, all of whom are “independent” under the current Nasdaq listing standards. The Nominating Committee assists the Board in the selection of nominees for election to the Board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of Spectranetics at the time nominees are considered and recommends candidates to be nominated for election to the Board.

      The Nominating Committee was formed in April 2004. The Board has adopted a Nominating Committee charter. A copy of the current charter will be available on our website at www.spectranetics.com no later than June 22, 2004.

      Criteria for Director Nominees. The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and issues relating to the medical device industry. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.

      When considering a candidate for director, the Nominating Committee takes into account a number of factors, including the following:

•	independence from management;

•	depth of understanding of the medical device industry, manufacturing, sales and marketing, finance and/or other elements directly relevant to Spectranetics business;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board.

      When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the committee has in the past used and may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election.

      Shareholder Recommendations for Nominations to the Board of Directors. The Nominating Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares of Spectranetics common stock. Candidates recommended by shareholders will be evaluated in the same manner as any other candidate. Shareholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating Committee, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. A shareholder recommendation must contain the following information:

•	documentation supporting that the writer is a shareholder of Spectranetics and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to Spectranetics business;

•	the number of shares of Spectranetics common stock beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Spectranetics, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

      In connection with its evaluation, the Nominating Committee may request additional information from the candidate or the proposing shareholder and may request an interview with the candidate. The Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.

      Any shareholder that desires to recommend a candidate for nomination to the Board who would be considered for election at Spectranetics 2005 Annual Meeting of Shareholders is strongly encouraged to do so no later than January 1, 2005, the date that proposals meeting the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are due. See “Shareholder Proposals for the 2005 Annual Meeting of Shareholders.”

DIRECTOR COMPENSATION

      Non-employee directors are eligible to participate in the Company’s 1997 Equity Participation Plan (the “Plan”), which was approved by shareholders on June 9, 1997. An amendment to the 1997 Equity Participation Plan was approved by the shareholders at the Annual Meeting of Shareholders held on August 5,

2002. The amendment revised the stock option program for independent directors and provides that (i) each person who becomes a non-employee director on or after August 5, 2002 will be granted on the date of his or her election or appointment an option to purchase 45,000 shares of Common Stock; (ii) each non-employee director who, but for the Board’s action on May 10, 2002, would have been entitled to receive an option grant under the Plan on or after May 10, 2002 but before the date on which the amendment is approved will be granted on the date of such shareholder approval an option to purchase 45,000 shares of Common Stock; and (iii) each non-employee director will be granted on each third anniversary of his or her prior option grants under the Plan or his or her option grant described above, as applicable (so long as he or she remains a non-employee director at the close of business on such date), an option to purchase 45,000 shares of Common Stock. The exercise price of the options shall equal 100% of fair market value of a share of Common Stock on the grant date. The option grants described above will vest equally over a three-year period.

      Non-employee directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. No fees are paid for attendance at Board committee meetings. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per diem when serving as a consultant to the Company. No per diem consulting payments were made during 2003.

      Mr. Geisenheimer did not receive any additional compensation for his service as Acting President and Chief Executive Officer from May 2002 through January 2003. Mr. Geisenheimer receives a retainer for consulting services he provides to the Company, which totaled $75,000 during the year ended December 31, 2003. This retainer has been discontinued as of March 31, 2004.

BUSINESS EXPERIENCE OF DIRECTORS

      John G. Schulte has served as a Director of SPNC since August 1996. Mr. Schulte was appointed President and Chief Executive Officer of SPNC in January 2003. Mr. Schulte was formerly President and Chief Executive Officer of Consensus Pharmaceuticals, a privately held biotechnology company from October 2001 to January 2003. Mr. Schulte had been President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders, from November 1998 until its acquisition by Gyrus Group, PLC, a European medical device company, in October 2001. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments, from July 1997 to October 1998. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain, which was acquired by Boston Scientific Corporation in April 1997.

      David G. Blackburn was appointed to the Board of Directors in December 2003 to fill the vacancy created by Joseph A. Largey’s resignation. Mr. Blackburn is currently a consultant with TRG Cardiovascular, a firm specializing in the development of joint venture opportunities including heart hospitals and diagnostic centers. From 1995 to 2001, Mr. Blackburn was president of Arkansas Heart Hospital, an investor-owned hospital specializing in the diagnosis and treatment of heart disease. Prior to that, he served as a senior executive of several hospitals.

      Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. (“LAIS”) from 1986 until June 1994, when LAIS merged with SPNC. He is a retired general partner of New Enterprise Associates, a large national venture capital firm, having become a general partner in 1982. He serves on the board of RF Monolithics, a public company that develops and markets radio frequency components and module products for the automotive, distribution, industrial, consumer and telecommunications markets. He also serves as a board member for several privately held companies.

      R. John Fletcher was appointed to the Board of Directors on March 7, 2002 to fill the vacancy created by James A. Lent’s resignation in January 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization, which he founded in 1983, and Managing Director of Fletcher Spaght Ventures, a venture fund. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from The Wharton School and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology company developing orally-administered pharmaceutical products, and NMT Medical, Inc., a public medical device company that designs, develops and markets minimally invasive devices for the prevention of cardiac sources of stroke.

      Emile J. Geisenheimer has served as a Director of SPNC since April 1990 and was appointed Chairman of the Board in June 1996. He was appointed Acting President and Chief Executive Officer of SPNC in May 2002 and served in this role through January 2003. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

      Martin T. Hart was appointed to the Board of Directors in December 2002. He has been a private investor for the past 33 years, during which time he served as an executive officer or board member of many of the companies in which he invested. Prior to that he was a managing partner of Main LaFrentz & Company, an international accounting firm that was eventually merged with KPMG. Mr. Hart has served on the board of many public companies. He currently serves on the board and is a member of the audit committee for several public companies, including MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, an investment company, T-Netix Inc., a telecommunications company and ValueClick, an internet media company.

      Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Prior to that, Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

EXECUTIVE OFFICERS

      The current executive officers of the Company, their positions with the Company and their ages as of March 31, 2004 are as follows:

Name	Age	Office

John G. Schulte	55	President and Chief Executive Officer
Guy A. Childs	38	Vice President, Chief Financial Officer
Adrian E. Elfe	59	Vice President, Quality Assurance and Regulatory Affairs
Lawrence E. Martel, Jr.	53	Vice President, Operations
Christopher Reiser, Ph.D.	49	Vice President, Technology and Clinical Research
Bruce E. Ross	55	Executive Vice President, Customer and Product Programs

      Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Schulte is set forth under the heading “BUSINESS EXPERIENCE OF DIRECTORS.”

      Guy A. Childs was appointed Vice President, Chief Financial Officer in January 2003. In June 2002, Mr. Childs was appointed Acting Chief Financial Officer, a position he also held from May 1999 to December 1999. Since joining SPNC in September 1991, Mr. Childs has held various accounting and financial management positions, the most recent being Director of Finance, which he held from January 2000 to June 2002. Prior to joining SPNC, Mr. Childs worked for the public accounting firm of Deloitte & Touche, LLP serving as a senior accountant on various audit engagements in the financial services, healthcare and manufacturing industries.

      Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs, in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

      Lawrence E. Martel, Jr., was appointed Vice President, Operations, of SPNC in August 1994 and served as Director of Operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home health care and institutional health markets.

      Christopher Reiser, Ph.D., was appointed as Vice President, Technology and Clinical Research in June 1998. In November 1997, Dr. Reiser was appointed Vice President, Engineering. From December 1993 to November 1997, he served as the Company’s Director of Engineering. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as Director of Technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.

      Bruce E. Ross was appointed Executive Vice President, Customer and Product Programs in January 2003. In June 2002, Mr. Ross was appointed Acting Chief Operating Officer, a position he held until January 2003. Mr. Ross joined Spectranetics in July 1998 as Vice President, Sales and Service, of the Americas. Mr. Ross came to Spectranetics from Picker International, a subsidiary of G.E.C. plc, where he was serving as Vice President and General Manager of Picker International (Europe). Prior to that position, Mr. Ross served as President of Picker International Canada, Inc. He spent a total of 10 years with Picker developing successful sales strategies that increased business unit revenues and profitability. Previous to his experience at Picker, Mr. Ross served as Vice President of Sales and Marketing at Nicolet Biomedical, Inc.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation awards paid by SPNC for the fiscal years ended December 31, 2003, 2002 and 2001 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year; (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 2003, whose total annual salary and bonus exceeded $100,000 or (iii) any other individual that would have been one of the four most highly compensated had they been employed as an executive officer at December 31, 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation
						Awards
					Other			All Other
Name and Principal Position	Year	Salary($)		Bonus($)	Compensation($)	Options(#)		Compensation($)

John G. Schulte(1)	2003	$282,692		121,875	45,610 (2)	600,000	(3)	3,000	(4)
President and Chief	2002	—		—	—	—		—
Officer	2001	—		—	—	—		—
Bruce E. Ross	2003	$214,292		81,250	—	125,000	(5)	11,924	(6)
Executive Vice President,	2002	193,769		100,868	—	—		4,216	(7)
Customer and Product	2001	168,820	(8)	97,215	—	42,692	(8)	—
Programs
Lawrence E. Martel, Jr.	2003	$150,780		35,344	—	—		2,900	(4)
Vice President, Operations	2002	140,601		40,639	—	—		6,440	(9)
	2001	118,631	(10)	55,140	—	30,000	(10)	—
Christopher Reiser, Ph.D.	2003	$144,533		33,638	—	—		8,174	(11)
Vice President, Technology	2002	134,007		37,726	—	—		2,539	(4)
and Clinical Research	2001	114,068	(12)	51,000	—	28,846	(12)	4,285	(7)
Guy A. Childs	2003	$142,519		33,881	—	100,000	(13)	2,743	(4)
Vice President, Chief	2002	108,578		37,999	—	70,000		4,721	(4)
Financial Officer	2001	91,838		23,203	—	—		—
Emile J. Geisenheimer(14)	2003	$—		—	—	—		—
Chairman of the Board,	2002	—		—	—	—		—
Acting President and Chief	2001	—		—	—	—		—
Executive Officer

(1)	Mr. Schulte was appointed as President and Chief Executive Officer in January 2003.

(2)	Includes a $30,000 bonus paid on hire date and $15,610 of relocation costs.

(3)	Includes an option to purchase 200,000 shares of common stock with standard four-year vesting; a performance-based option to purchase 150,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 250,000 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

(4)	Amount represents Company matching contribution to a Company-sponsored 401(k) plan, pursuant to an arrangement available to all employees, whereby up to 50% of individual contributions to the 401(k) plan, and up to a maximum of 4% of the individual’s compensation, are matched by the Company.

(5)	Includes a performance-based option to purchase 50,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 75,000 shares of common stock if a $10 market value trigger is achieved. If the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

(6)	Amount includes vacation paid but not taken of $7,692, pursuant to Company policy that allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours, and a Company matching contribution to the Company-sponsored 401(k) plan of $4,232.

(7)	Represents vacation paid but not taken, pursuant to Company policy that allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

(8)	Mr. Ross’s salary was reduced by $18,500 and he received 42,692 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(9)	Amount includes vacation paid but not taken of $3,904, pursuant to Company policy that allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours, and a Company matching contribution to the Company-sponsored 401(k) plan of $2,536.

(10)	Mr. Martel’s salary was reduced by $13,000 and he received 30,000 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(11)	Includes $5,308 for vacation paid but not taken and $2,866 for Company matching contribution to Company-sponsored 401(k) plan available to all employees.

(12)	Mr. Reiser’s salary was reduced by $12,500 and he received 28,846 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(13)	Includes an option to purchase 33,334 shares of common stock with standard four-year vesting; a performance-based option to purchase 33,333 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 33,333 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

(14)	Mr. Geisenheimer did not receive any additional compensation for his service as Acting President and Chief Executive Officer from May 2002 through January 2003. Mr. Geisenheimer receives a retainer for consulting services he provides to the Company, which totaled $75,000 during the year ended December 31, 2003. This retainer has been discontinued as of March 31, 2004.

GRANTS OF STOCK OPTIONS

      The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2003.

Options Granted In Last Fiscal Year

Potential Realizable
Individual Grants						Value at Assumed
Annual Rates of
			% of Total			Stock Price
			Options	Exercise		Appreciation for
	Options		Granted to	or Base		Option Term(1)
	Granted		Employees in	Price	Expiration
Name	(#)		Fiscal Year	($/Sh)	Date	5%($)	10%($)

Emile J. Geisenheimer	—		—	—	—	—	—
John G. Schulte	600,000	(2)	47.2%	$2.63	2/24/13	992,395	2,514,926
Bruce E. Ross	125,000	(3)	9.8%	2.63	2/24/13	206,749	523,942
Lawrence E. Martel, Jr.	—		—	—	—	—	—
Christopher Reiser, Ph.D.	—		—	—	—	—	—
Guy A. Childs	100,000	(4)	7.9%	2.63	2/24/13	165,399	419,154

(1)	Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2)	Includes an option to purchase 200,000 shares of common stock with standard four-year vesting; a performance-based option to purchase 150,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 250,000 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

(3)	Includes a performance-based option to purchase 50,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 75,000 shares of common stock if a $10 market value trigger is achieved. If the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

(4)	Includes an option to purchase 33,334 shares of common stock with standard four-year vesting; a performance-based option to purchase 33,333 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 33,333 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date.

STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

      Set forth in the table below is information concerning the value of stock options held on December 31, 2003, by the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

			Number of		Value of Unexercised,
	Shares		Unexercised Options		In-the-Money Options at
	Acquired	Value	Held at Fiscal Year End(#)		Fiscal Year End($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John G. Schulte	13,846	$13,915	165,000	630,000	43,969	$736,500
Bruce E. Ross	—	—	280,755	127,500	335,348	140,000
Lawrence E. Martel, Jr.	10,000	11,963	301,430	2,500	381,638	—
Christopher Reiser, Ph.D.	—	—	170,622	8,224	137,554	3,604
Guy A. Childs	1,875	2,300	91,531	146,844	85,238	190,968
Emile J. Geisenheimer	15,000	18,750	318,334	41,666	276,240	51,166

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL ARRANGEMENTS

      Pursuant to Mr. Schulte’s terms of employment, he will receive one year’s base salary continuation, one year’s bonus and medical benefits in the event of a change in control approved by the Board of Directors.

AUDIT COMMITTEE REPORT(1)

      The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

      Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The role of the Audit Committee is to monitor and oversee these processes on behalf of the Board of Directors.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor’s independence.

      The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and

(1)	The material in this report is not “soliciting material,” is not deemed “filed” under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Martin T. Hart, Chair
Cornelius C. Bond, Jr.
R. John Fletcher

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      Under its charter, the Audit Committee must pre-approve all engagements of Spectranetics’ independent auditors before the independent auditor is engaged to perform any audit or permissible non-audit services, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The charter authorizes the Audit Committee to establish pre-approval policies and procedures regarding Spectranetics engagement of its independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Spectranetics management. Currently, the Audit Committee pre-approves each particular service engagement on a case-by-case basis. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)

      The fees paid to KPMG LLP, the Company’s independent auditor, during the 2003 and 2002 fiscal year are as follows:

	2003	2002

Audit Fees(2)	$100,250	$91,325
Audit-Related Fees	—	—
Tax Fees(3)	37,200	33,500
All Other Fees	—	—

(1)	The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor’s independence.

(2)	Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the 2003 fiscal year and the reviews of the financial statements related to the Company’s Quarterly Reports on Form 10-Q for the 2003 fiscal year.

(3)	Consists of fees associated with the preparation of state and federal income tax returns.

COMPENSATION COMMITTEE REPORT(1)

      Decisions with regard to the compensation of SPNC’s executive officers, including the Named Executive Officers, are generally made by a three-member Compensation Committee of the Board. Each member of the Committee is a non-employee Director. Decisions about awards under certain of SPNC’s stock-based compensation plans are made by the Committee and typically reported to the Board. All other decisions by the Committee relating to compensation of SPNC’s executive officers are reviewed by the Board. Generally, the Committee meets in February following the end of a particular fiscal year to consider bonus compensation and to consider prospective salary adjustments. In addition, the Committee meets on an as-needed basis throughout the year.

Executive Officer Compensation Policies

      The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC’s performance, recognize individual initiative and achievements, and assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

      In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401(k), that are available generally to SPNC’s employees.

Base Salary

      Base salary levels for SPNC’s executive officers are set generally at or slightly below the market level in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considers salaries and bonuses in determining the competitiveness of the total compensation package.

Annual Incentive Compensation

      The Compensation Committee reviews and approves all bonus payments made to SPNC’s executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 2003 the bonus targets for executive officers were based on meeting performance objectives for revenue, gross margin, operating income and cash flow. Bonuses equal to 41% of base salaries were awarded to John G. Schulte and Bruce E. Ross for the year ended December 31, 2003. All other executive officers received a bonus equal to 24% of their base salary.

Long-term Incentive Compensation

      SPNC provides long-term incentive compensation through its stock option plan. The exercise price of each option grant is equal to the fair market value of the Company’s common stock on the date of grant. The number of shares covered by any grant is generally determined by the position, the executive officer’s salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases,

(1)	The material in this report is not “soliciting material,” is not deemed “filed” under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

however, grants may be made to reflect increased responsibilities or reward extraordinary performance. In some cases, vesting may be tied to the Company’s performance over a period of time.

Compensation Paid to the Chief Executive Officer

      The Board establishes the Chief Executive Officer’s compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers of comparable public companies and other companies in SPNC’s industry. The compensation package includes base salary, participation in the annual bonus incentive program, and stock option grants subject to approval by the Compensation Committee.

      Mr. Geisenheimer was appointed Acting President and Chief Executive Officer in May 2002 and did not receive any additional compensation while in this role. During 2003, Mr. Geisenheimer did receive a retainer, which has been in place since 1996, of $75,000 for consulting services he provides to the Company. This retainer was discontinued effective March 31, 2004.

      In January 2003, John G. Schulte was appointed President and Chief Executive Officer. Mr. Schulte’s annual salary is $300,000 and he is eligible for incentive compensation ranging from 25% to 75% of his annual salary based on achievement of targeted performance objectives approved by the Compensation Committee. The Company paid three months of temporary living expenses for Mr. Schulte and he was paid a $30,000 one-time bonus concurrent with his hire date. Mr. Schulte was granted non-qualified options, containing certain performance-based features, to purchase 600,000 shares of common stock at an exercise price of $2.63, which was equal to the fair market value of the Company’s common stock on the grant date. The options were granted in three separate grants with vesting schedules as described below:

1.	200,000 shares vest over a four-year period with 25% vesting after one year from the grant date and 6.25% on the second day of each calendar quarter thereafter (“standard vesting schedule”).

2.	150,000 shares vest on the standard vesting schedule only if achievement of a market value trigger of $8 per share is attained at any time during the four years following the option grant. If the market value trigger is achieved after the standard four-year vesting schedule, they become fully vested upon the achievement of the market value trigger. If the market value trigger is not achieved, the options will be fully vested after nine years and six months following the option grant date.

3.	250,000 shares vest on the standard vesting schedule only if achievement of a market value trigger of $10 per share is attained at any time during the four years following the option grant. If the market value trigger is achieved after the standard four-year vesting schedule, they become fully vested upon the achievement of the market value trigger. If the market value trigger is not achieved, the options will be fully vested after nine years and six months following the option grant date.

Certain Tax Considerations

      During 1995 the Internal Revenue Code of 1986 (the “Code”) was amended to include a provision that denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (defined as the Chief Executive Officer and the corporation’s other four most highly compensated officers as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation payable pursuant to written binding agreements entered into before February 18, 1993, and compensation that constitutes “performance-based compensation” is excludable in applying the $1 million limit. It is SPNC’s policy to qualify compensation paid to its top executives in a manner consistent with SPNC’s compensation policies, for deductibility under this law in order to maximize SPNC’s income tax deductions.

R. John Fletcher, Chair
Cornelius C. Bond, Jr.
Joseph M. Ruggio, M.D.

STOCK PRICE PERFORMANCE GRAPH

      The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on SPNC Common Stock for the period from December 31, 1998, to December 31, 2003, with the cumulative total return on the NASDAQ Composite Index, and a sub-index of the NASDAQ Composite Index entitled “NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks” (NASDAQ Medical) (assuming the investment of $100 in SPNC Common Stock, the NASDAQ Composite Index and the NASDAQ Medical on December 31, 1998, and reinvestment of all dividends). The stock price performance shown on the graph below is not indicative of future price performance.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

SPNC	100.00	137.91	46.56	127.24	87.08	133.29
NASDAQ Medical	100.00	121.11	124.94	137.22	111.06	164.24
NASDAQ Composite	100.00	185.43	111.83	88.71	61.33	91.70

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In 2003, Messrs. Bond, Fletcher and Ruggio were members of the Compensation Committee for the entire year. No executive officer of the Company served in 2003 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2003 on the Board or as a member of the Company’s Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by it with respect to fiscal 2003, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a), except a Form 3 (initial filing) for Mr. Blackburn was filed late; and Form 4’s for option grants to Messrs. Childs, Ross and Schulte were filed late.

ELECTION OF DIRECTORS

(Proposal No. 1)

      The current number of members of the Board of Directors is seven (7). The terms of Cornelius C. Bond, Martin T. Hart and Joseph M. Ruggio expire at this meeting. The Board of Directors recommends that Cornelius C. Bond, Martin T. Hart and Joseph M. Ruggio be re-elected to the Board of Directors for a three-year term which will expire at the Company’s Annual Meeting in 2007, or when their successor is duly elected and qualified.

      The nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominee is not available for election, the Proxy holders named in the enclosed Proxy intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each of the nominees is set forth in the section entitled “BUSINESS EXPERIENCE OF DIRECTORS.”

Vote and Recommendation

      Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominee named above.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED AS DIRECTOR.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

      Action is to be taken by the shareholders at the Meeting with respect to the ratification of the selection by the Company’s Audit Committee, of KPMG LLP to be the independent auditors of the Company for the fiscal year ended December 31, 2004. KPMG LLP has served as the Company’s independent auditors since January 1985. KPMG LLP does not have, and has not had at any time, any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG LLP. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by Proxy at the Meeting.

      A representative of KPMG LLP will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SUCH APPOINTMENT.

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

(Proposal No. 3)

      The Spectranetics Corporation ESPP was adopted by the Board of Directors on September 15, 1992, and approved by the stockholders of the Company on September 15, 1993. The First Amendment to the ESPP was approved by the Board of Directors on December 29, 1994, and approved by the stockholders on June 12, 1995. The Second Amendment to the ESPP was approved by the Board of Directors on April 25, 2000 and approved by the stockholders on June 21, 2000.

      On April 20, 2004, the Board unanimously adopted, subject to stockholder approval, an amendment to the ESPP to increase the number of shares of the Company’s common stock which may be sold to employees under the ESPP from 850,000 to 1,350,000.

Summary of Proposed Changes

      The ESPP currently permits the sale of up to 850,000 shares of the Company’s common stock to employees under the ESPP, and allows participants to designate a maximum of 15% of their base compensation for purchases of stock under the ESPP. The Board proposes to amend the ESPP to provide for an increase in the number of shares of the Company’s common stock which may be sold to employees under the ESPP from 850,000 to 1,350,000.

      As of April 23, 2004 most of the shares of Common Stock permitted to be sold under the ESPP had been purchased, leaving only approximately 19,000 shares of Common Stock available for sale under the ESPP. The Board believes that the increase in the number of shares of Common Stock available for issuance as provided in the ESPP Amendment will increase the size of the ESPP to a size which is commensurate with the number of shares of Common Stock that are issued and outstanding, provide the Compensation Committee with greater flexibility in the administration of the ESPP and is appropriate in light of the growth of the Company and the resulting addition of new employees who are eligible to participate in the ESPP. The increase in the number of shares authorized for sale under the ESPP would represent 2% of the issued and outstanding shares of Common Stock of the Company as of December 31, 2003.

      The principal features of the ESPP as proposed to be amended are summarized below. A copy of the proposed ESPP Amendment is set forth in Appendix “B” to this Proxy Statement. The summary is not intended to be complete and reference should be made to the ESPP as it is proposed to be amended for a complete statement of its terms and provisions.

General

      The principal purpose of the ESPP is to provide eligible employees of the Company and its participating subsidiaries the opportunity to acquire the Common Stock of the Company under a preferred arrangement in accordance with Section 423 of the Internal Revenue Code of 1986 (the “Code”). The ESPP is designed to facilitate the employees’ ability to acquire Common Stock thereby enhancing the personal interest of those employees in the continued success of the Company.

Administration

      The ESPP will be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors. The Committee will be comprised of certain members of the Board. The Committee will have full authority to administer the ESPP, including authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under the ESPP except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any of the purchase periods, and its authority to construe and interpret the provisions of the ESPP. Committee members are selected, and subject to removal, by the Board. The Board has appointed its Compensation Committee to act as the Committee for the ESPP and to administer the ESPP.

Shares Available Under the ESPP

      The ESPP provides for the purchase by participants of the Company’s Common Stock. If the ESPP Amendment is approved by the Company’s stockholders, up to 1,350,000 shares of Common Stock will be available for sale under the ESPP. In order to have shares available for sale under the ESPP, the Company may repurchase shares of Common Stock on the open market or otherwise. The maximum number of shares which may be sold to employees during any single purchase period will be established by the Committee prior to the beginning of the purchase period.

      In the event any change is made to the Common Stock purchasable under the ESPP (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments will be made to the maximum number of shares purchasable under the ESPP, the maximum number of shares purchasable under any right to purchase stock outstanding under the ESPP, and the number of shares and price per share of stock subject to rights to purchase stock outstanding under the ESPP.

Purchase Period

      Commencing on January 1, 1995, the ESPP provides for two six-month purchase periods per year. Unless otherwise determined by the Committee, a purchase period will commence on the first day of each succeeding calendar six-month period and will terminate on the last day of each such six-month period. The Committee has the discretion to establish purchase periods with differing commencement dates and durations.

Eligibility

      Every employee of the Company or a participating subsidiary who, on the commencement date of the purchase period, has been employed by the Company for at least sixty days, and is employed on a basis which customarily requires not less than 20 hours of service per calendar week and not less than five months of service per calendar year is eligible to participate in the ESPP during a purchase period.

      An eligible employee may become a participant in the ESPP for a particular purchase period by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms prior to the commencement date of the purchase period with the Company’s Chief Financial Officer, unless otherwise designated by the Committee. Enrollment forms will be accepted from individuals who are and have been on the active payroll of the Company or a participating subsidiary for at least sixty days on the date the enrollment forms are filed, unless the individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-approved absence.

Purchase of Common Stock

      The purchase price per share of Common Stock purchased by participants under the ESPP will be equal to 85 percent of the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value per share of Common Stock on any date will be the closing sales price as quoted by the NASDAQ National Market System, or if the Common Stock is listed on a national stock exchange, the officially-quoted closing sales price on such exchange on the date in question.

      If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value on the commencement date, the purchase price per share under the ESPP will be reduced to 85 percent of the fair market value of such shares on the last day of the purchase period. The whole number of shares each participant is then able to purchase will be determined by dividing the sum previously collected by the reduced purchase price per share. In no event will any right to purchase shares under the ESPP be exercised for more than the specified purchase limit established by the Committee for the purchase period, and any amounts previously collected which would cause such limit to be exceeded will be refunded.

      Each participant will have the right to purchase the number of shares of Common Stock which have a total purchase price equal to a percentage of his or her “Base Compensation” as the participant designates in the enrollment forms. For purposes of the ESPP, Base Compensation is defined as the participant’s base salary or wages payable during a given purchase period, including commissions, overtime pay and shift premiums, but excluding bonuses and other incentive payments. Each participant must designate a whole percentage of Base Compensation to be applied uniformly against each pay period during the purchase period. The minimum percentage of Base Compensation which may be designated by a participant is 2% and the maximum percentage of Base Compensation is 15%.

      No right to purchase shares under the ESPP will be granted to an employee if the employee would, immediately after the grant, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

      The committee may from time to time and at its discretion revise or alter any allowed minimum or maximum percentages of Base Compensation.

Allocation of Available Shares

      Should the total number of shares of Common Stock designated by all participants for purchase during a particular purchase period exceed the number of shares available under the ESPP for that period, the Committee will make a pro rata allocation of the available shares and will notify each participant.

Payment for Shares

      Each participant will make payments towards the purchase of shares by means of payroll deductions. The payroll deductions will commence on the first pay period of a purchase period and end on the last pay period of the purchase period.

Termination of Right to Purchase

      A participant may, at any time prior to the last day of the purchase period, terminate his or her right to purchase stock by notifying the Committee in writing. Any amounts deducted from the participant’s pay or otherwise collected by reasons of his or her participation will be refunded, without interest, and no further amounts will be deducted. Once a participant terminates his or her right to purchase, participation may not resume during that purchase period.

Reduction or Increase of Base Compensation Percentage

      A participant may reduce or increase his or her Base Compensation percentage once and only once during a purchase period by notifying the Committee in writing. The reduction or increase will only apply to future pay periods and, in the case of a reduction, no refund of past collections will be made.

Termination of Employment

      If a participant ceases to be an employee of the Company or a participating subsidiary for any reason (including death or retirement) during a purchase period, the participant or his or her personal representative may either receive a stock certificate for the number of shares paid for during the purchase period up to the date of termination, or receive a cash refund of all sums previously collected during the purchase period. A participant has 30 days from the date of termination to make this election, but in no event later than the last date of the purchase period. If no election is made, the Company will refund all sums collected.

Exercise

      A participant’s right to purchase Common Stock under the ESPP will be automatically exercised on the last day of the purchase period. As soon as practicable after the date of exercise, the participant will be issued a stock certificate for the number of shares purchased. Only one certificate will be issued per participant with respect to each exercise of a right to purchase shares under the ESPP.

No Rights as Stockholder

      A participant in the ESPP will not have any rights as a stockholder with respect to shares subject to a right to purchase stock granted him under the ESPP until the right to purchase is exercised. No adjustments will be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

Assignability

      No right to purchase stock granted under the ESPP is assignable or transferable by a participant other than by will or by the laws of the descent and distribution, and during the lifetime of the participant, rights to purchase stock are exercisable only by the participant.

Accrual Limitations

      No participant in the ESPP will be entitled to accrue rights to purchase stock under the ESPP which, when aggregated with purchase rights accruable by him under other qualified employee stock plans (within the meaning of Section 423 of the Code) of the Company or its subsidiary corporations, would permit the participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the participant accrues purchase rights under the ESPP) for each calendar year such purchase rights are at any time outstanding.

Merger or Liquidation of the Company

      In the event that the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each participant in the ESPP may either (i) receive a stock certificate for the number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the participant during the purchase period up to the day prior to the date of such transaction; or (ii) receive a cash refund of all sums previously collected from the participant during the purchase period.

Interest

      No interest will be paid on any monies refunded to participants pursuant to the provisions of the ESPP.

Withholding

      The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of stock under the ESPP or the sale of such stock that is not held for more than two years after the beginning of the purchase period during which the stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the participant, unless the participant reimburses the Company for such amount.

Amendment and Termination

      The Board may from time to time alter, amend, suspend or discontinue the ESPP, provided that no such action may adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the ESPP. In addition, no such action of the Board may, without the approval of the stockholders of the Company, increase the number of shares subject to the ESPP or the maximum number of shares for which a right to purchase stock under the ESPP may be exercised (unless necessary to effect the adjustments required due to changes in capital structure), extend the term of the ESPP, alter the per share purchase price formula so as to reduce the purchase price per share specified in the ESPP, otherwise materially increase the benefits accruing to participants under the ESPP or materially modify the requirements for eligibility to participate in the ESPP. Furthermore, the ESPP may not, without the approval of the stockholders of the Company, be amended in any manner which will cause the ESPP to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

Federal Income Taxes

      General Federal Tax Consequences. The following discussion summarizes certain United States federal income tax consequences of an employee’s participation in the ESPP and is not intended to be a complete description of the tax consequences. The summary deals with the general tax principles applicable to the ESPP under current law, without regard to particular circumstances that may apply to individual participants in the ESPP, and is intended for general information only. Alternative minimum tax, Federal employment taxes, and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      Time of Purchase. For Federal income tax purposes, amounts deducted from a participant’s paychecks in order to purchase shares under the ESPP are taxable to the participant as ordinary compensation income. The purchase of shares under the ESPP, however, is not itself a taxable event even though the participant pays less than market price for the shares (i.e., the compensation consisting of the difference between the market price and the purchase price is not taxable at the time of purchase)

Sale of Shares Purchased Under the ESPP.

      If a participant sells shares purchased under the ESPP more than two years after the beginning of the purchase period during which he or she purchased the shares under the ESPP:

•	gain in the amount of the 15% discount from market price on the first day of the purchase period (or, if less, the actual gain on the sale of such shares) will be taxable as ordinary income, and any further gain will be taxable as capital gain, and

•	any loss will be treated as a capital loss.

      If a participant sells shares purchased under the ESPP within two years after the beginning of the purchase period during which he or she purchased the shares under the ESPP:

•	the difference between the purchase price and the value of the stock on the date of the purchase will be taxable as ordinary income in the year of sale (regardless of the market price of the shares at the time of sale), and any gain above the amount of the value of the stock on the date of the purchase will be taxable as a capital gain, and

•	any loss, after inclusion in the participant’s tax basis of the amount treated as ordinary income as described above, will be treated as a capital loss.

      If the participant sells or disposes of shares purchased under the ESPP within two years after the beginning of the purchase period during which he or she purchased the shares under the ESPP, the Company generally will be entitled to a deduction on its income tax return for the full amount of the ordinary income recognized by the participant from fair market value on the date of purchase. In all other cases no deduction is allowed to the Company.

      Disposition by Gift. Generally, if a participant makes a gift of his or her shares, the participant will recognize the same amount of ordinary income had he or she sold the shares at such time.

      Death of a Participant. Upon the death of a participant prior to disposing of shares purchased under the ESPP, the tax return for the year ending upon participant’s death must include, as ordinary income, the amount of ordinary income the decedent would have recognized had he or she sold such shares after satisfying the two year period described above.

Shareholder Vote

      Approval of the ESPP Amendment will require the affirmative vote of the holders of a majority of the shares of the Common Stock represented and voting in person or by proxy at the Meeting, assuming a quorum is present. Abstentions as to this Proposal No. 3 will be treated as votes against Proposal No. 3. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal No. 3 and will not be counted as votes for or against Proposal No. 3. Properly executed, unrevoked Proxies will be voted FOR Proposal No. 3 unless a vote against Proposal No. 3 or abstention is specifically indicated in the Proxy.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ESPP AMENDMENT.

NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

      As permitted by the Securities and Exchange Commission’s proxy rules, the Company will deliver only one annual report and one proxy statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of those shareholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a shareholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company’s Corporate Secretary at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. Shareholders wishing to receive a separate annual report and/or proxy statement in the future or shareholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company’s Chief Financial Officer as referenced above.

2003 ANNUAL REPORT TO SHAREHOLDERS

      A copy of our 2003 Annual Report to Shareholders has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2003 Annual Report to Shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K FOR THE 2003 FISCAL YEAR

      On March 30, 2004 we filed with the SEC an Annual Report on Form 10-K for the 2003 Fiscal Year. The Form 10-K has been reprinted as part of our 2003 Annual Report to Shareholders. Shareholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.spectranetics.com, or by writing to our Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

OTHER MATTERS

      The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

      Under the applicable rules of the SEC, a stockholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Shareholders to be held in 2005 must submit such proposal in writing to the Secretary of the Company at the Company’s principal executive offices no later than January 1, 2005. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2005 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s By-laws provide that stockholders desiring to nominate a director or bring any other business before the shareholders at an annual meeting (but that would not be included in the Company’s proxy statement) must notify the Secretary of the Company thereof in writing no earlier than 90 days prior to the meeting and no later than the later of 60 days prior to the meeting date or 10 days following the public announcement of the meeting date by the Company. Such notice must set forth certain information specified in the Company’s By-Laws, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN G. SCHULTE
President and Chief Executive Officer

Dated April 29, 2004

      PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

APPENDIX A

AUDIT COMMITTEE CHARTER

of the Audit Committee
of The Spectranetics Corporation

      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of The Spectranetics Corporation (the “Company”) on April 20, 2004 and replaces the Audit Committee Charter adopted by the Board of Directors on April 21, 2001.

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

      The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management and with the independent auditor.

      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services will not be required if such services fall within available exceptions established by the SEC.

      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iii) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

      4. Meetings with Management and the Independent Auditor.

      (i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

      (ii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor.

      5. Separate Meetings with the Independent Auditor.

      (i) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

      (ii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(ii) and 5(ii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to paragraph 3 above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Other Powers and Responsibilities

      7. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      8. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

      9. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

      10. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      11. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

      12. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the Company’s independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

      13. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

      14. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B

THIRD AMENDMENT TO THE SPECTRANETICS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

      This Third Amendment to The Spectranetics Corporation Employee Stock Purchase Plan (the “Amendment”) is adopted by the Board of Directors of The Spectranetics Corporation, a Delaware corporation (the “Company”), effective as of April 20, 2004.

RECITALS

      I. The Company’s Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors of the Company (the “Board”) on September 15, 1992, and approved by the stockholders on September 15, 1993. The Company’s First Amendment to the Plan was approved by the Board on December 29, 1994, and approved by the stockholders on June 12, 1995. The Company’s Second Amendment to the Plan was approved by the Board on April 25, 2000, and approved by the stockholders on June 21, 2000.

      II. The Board desires to amend the Plan to increase the number of shares of the Company’s common stock which may be sold to employees thereunder from 850,000 to 1,350,000.

      III. Effective as of April 20, 2004, the Board of Directors unanimously adopted the Amendment in the form given below, subject to approval of the Amendment by the Company’s stockholders.

AMENDMENT

      A. Section V(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Common Stock. The stock which is purchasable by Participants shall be the Company’s authorized but unissued or reacquired Common Stock, par value $.001 per share (the “Common Stock”). In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market or otherwise. The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Committee prior to the beginning of the purchase period, provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 1,350,000 shares (subject to adjustment under subparagraph (b) below).”

      B. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

      C. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

      D. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

      The undersigned, Guy A. Childs, Corporate Secretary, hereby certifies that the Board of Directors of the Company adopted the foregoing Amendment as stated in Recital III above.

      Executed at Colorado Springs, Colorado this 20th day of April 2004.

Guy A. Childs, Corporate Secretary

B-1

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Spectranetics, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul MN 55164-0873.

òPlease detach hereò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Proposal 1

1.	Election of Cornelius C. Bond, Jr. as a director	☐ FOR	☐ WITHHELD

2.	Election of Martin T. Hart as a director	☐ FOR	☐ WITHHELD

3.	Election of Joseph M. Ruggio, M.D. as a director	☐ FOR	☐ WITHHELD

Proposal 2

4.	To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3

5.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of authorized shares of common stock thereunder by 500,000 shares.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustee’s administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

THE SPECTRANETICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 22, 2004
10:00 a.m. (MDT)

Antlers Adam’s Mark Hotel
4 S. Cascade Avenue
Colorado Springs, CO

THE SPECTRANETICS CORPORATION 96 Talamine Court Colorado Springs, CO 80907	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 22, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint John G. Schulte and Guy A. Childs, and each of them, with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.